Exhibit 10.3

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of December [__], 2024 is entered into by and among OS Therapies Incorporated, a Delaware corporation (the “Company”), Paul A. Romness (“Romness”), John Ciccio (“Ciccio”), Avril McKean Dieser (“Dieser”), Olivier R. Jarry (“Jarry”), and Theodore F. Search, Pharm.D. (“Search”), Robert G. Petit, Ph.D. (“Petit”), Christopher P. Acevedo (“Acevedo”, and together with Romness, Ciccio, Dieser, Jarry, Search, and Petit, collectively, the “Stockholders”, and each individually, a “Stockholder”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement (defined below).

WHEREAS, the Purchasers wish to purchase from the Company, and the Company wishes to sell and issue to the Purchasers, pursuant to a Securities Purchase Agreement dated as of December 24, 2024 by and between the Company and Purchasers (the “Purchase Agreement”), units consisting of shares of the Company’s Series A Senior Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”) and Common Stock purchase warrants (“Warrants”), subject to the terms and conditions therein contained;

WHEREAS, as of the date of this Agreement, each Stockholder is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) of the number of shares of Common Stock of the Company, par value $0.001 per share (“Common Stock”) set forth next to such Stockholder’s name on Schedule A hereto, being all of the shares of Common Stock owned of record or beneficially by the Stockholders as of the date of this Agreement (collectively, the “Owned Shares” and, together with any additional shares of Common Stock or other voting securities of the Company of which any Stockholder acquires record or “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) after the date of this Agreement, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such shares, or other similar transaction, or upon exercise or conversion of any securities (including any equity awards), the “Covered Shares”); and

WHEREAS, as a condition to the willingness of each Purchaser to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, the Purchasers have required that the Stockholders agree, and in order to induce each Purchaser to enter into the Purchase Agreement, each of the Stockholders has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, the Stockholders, and the Purchasers hereby agree as follows:

1. Voting Agreement.

(a) Each Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, and at any adjournment or postponement thereof, and in any other circumstances upon which a vote, consent or other approval (including by written consent)  is sought from the stockholders of the Company, such Stockholder shall vote or cause to be voted such Stockholder’s Covered Shares which such Stockholder is currently entitled to vote or after the date hereof becomes entitled to vote: (i) in favor of any proposal for approval of any transactions contemplated under the Transaction Documents requiring approval of the Company’s shareholders in order for such transactions to be permitted under the rules and regulations of the NYSE American (or any successor entity), including without limitation, the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date, at a price less than the greater of book value or market value, any transaction contemplated under the Transaction Documents resulting in a change of control, and any other actions contemplated by the Transaction Documents requiring stockholder approval under NYSE American rules; and (ii) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Transaction Documents or which could result in any of the conditions to the Company’s obligations under the Transaction Documents not being fulfilled. For the avoidance of doubt, to the extent the Series A Preferred Stock issued under the Purchase Agreement are reclassified or exchanged for another class or series of the Company’s securities prior to Stockholder Approval being obtained (such securities “Replacement Securities”), whether pursuant to the provisions of the Purchase Agreement or otherwise, and approval is required from the stockholders of the Company in order for any transaction contemplated by the transaction documents with respect to such Replacement Securities to be permitted under the applicable rules and regulations of the NYSE American (or any successor entity), including without limitation the issuance of any and all shares of Common Stock issuable upon conversion in full of all such Replacement Securities without regard to any conversion limits set forth therein, then in such case, at any meeting of the stockholders of the Company, however called, and at any adjournment or postponement thereof, and in any other circumstances upon which a vote, consent or other approval (including by written consent)  is sought from the stockholders of the Company, each Stockholder agrees to vote or to cause to be voted all of such Stockholder’s Covered Shares, which such Stockholder is currently entitled to vote, or after the date hereof, becomes entitled to vote, in favor of any proposal for approval of any such transaction contemplated by the transaction documents with respect to such Replacement Securities requiring approval of the Company’s stockholders in order for such transaction to be permitted under the applicable rules of the NYSE American (or any successor entity), the provisions of the first sentence of this Section 1(a) applying mutatis mutandis to the Replacement Securities and the transactions contemplated by the transaction documents with respect to such Replacement Securities.

(b) Each Stockholder agrees to promptly respond to any request by the Purchasers that such Stockholder’s Covered Shares be voted in accordance with the provisions of Section 1(a) or that proxies be returned by such Stockholder consistent with the foregoing with respect to such shares of Preferred Stock prior to any applicable meeting of the Company’s shareholders.

2. Certain Covenants.

(a) No Transfers. Each Stockholder hereby covenants and agrees that such Stockholder shall not, and shall not offer or agree to, at any time prior to the Termination Date, sell, transfer, tender, assign, hypothecate or otherwise dispose of, any of such Stockholder’s Covered Shares, or create or permit to exist any security interest or lien on any of such Stockholder’s Covered Shares (each a “Transfer”) without (i) providing at least thirty (30) days’ written notice to the Purchasers prior to such Transfer and (ii) delivering a written agreement (enforceable by the Purchasers) executed by the intended transferee of such Covered Shares pursuant to which such transferee agrees to be bound by the provisions applicable to such Stockholder set forth in this Agreement.

(b) No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that such Stockholder (i) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (ii) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, and (iii) has not and shall not take or permit any other action directly or indirectly that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby.

(c) Company Cooperation. The Company agrees that if any Stockholder attempts to Transfer, vote or provide any other Person with the authority to vote any of such Stockholder’s Covered Shares other than in strict compliance with this Agreement, the Company shall not (i) permit any such Transfer on the Company’s books and records, (ii) issue a new certificate or instrument representing any of the Covered Shares or permit any book entries for any such Transfer with respect to any Covered Shares that are in uncertificated form or (iii) record such vote, in each case, unless and until such Stockholder shall have complied with the terms of this Agreement.

3. Representations, Warranties of Stockholders. Each Stockholder hereby represents and warrants to the other parties hereto as follows:

(a) Power; Organization; Binding Agreement. Such Stockholder has full capacity to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Stockholder, and, assuming due authorization, execution and delivery by the Purchasers, this Agreement is enforceable against such Stockholder in accordance with its terms.

(b) No Conflicts. None of the execution and delivery by Stockholders of this Agreement, the performance by each Stockholder of its obligations hereunder or the consummation by Stockholders of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which a Stockholder is a party or by which a Stockholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any lien on any of the assets or properties of a Stockholder, or (iii) violate any law applicable to such Stockholder.

(c) Ownership of Covered Shares. Such Stockholder is the record or beneficial owner of such Stockholder’s Covered Shares. Such Stockholder’s Covered Shares are free and clear of any liens that would materially and adversely affect the ability of such Stockholder to perform its obligations under this Agreement. As of the date of this Agreement, except as set forth on Schedule A, other than the Owned Shares, Stockholders do not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. For the avoidance of doubt, if any such Stockholder owns any securities of the type described in clauses (ii) and (iii) of the preceding sentence, such Stockholder will not be required hereunder to exercise, convert, exchange or take any other action to otherwise accelerate such securities or rights with respect thereto.

(d) Stockholder Powers. The Stockholders have the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of the securities subject to this Agreement owned beneficially or of record by the Stockholders, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and those arising under the terms of this Agreement.

(e) Reliance by Purchasers. Each Stockholder understands and acknowledges that each of the Purchasers is entering into the Purchase Agreement in reliance upon each Stockholder’s execution and delivery of this Agreement.

(f) Consents and Approvals. The execution and delivery of this Agreement by the Stockholders does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental entity, except in each case for filings with the SEC or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or delay the performance by such Stockholder of any of its obligations hereunder.

4. Miscellaneous.

(a) Further Assurances. The Stockholders shall execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

(b) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that any Purchaser (without being joined by any other Purchaser) shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Any Purchaser shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party.

(c) Entire Agreement. This Agreement, the Purchase Agreement and the other documents delivered pursuant thereto to which the parties hereto are a party (the “Documents”) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party hereto expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement and the other Documents.

(d) Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

(e) Termination. This Agreement shall automatically terminate immediately following the occurrence of Stockholder Approval (the date on which Stockholder Approval is obtained, the “Termination Date”).

(f) Binding Effect; Assignment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void.

(g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Governing Law; Jurisdiction; Waivers. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of the Law of any other jurisdiction. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the City of New York, New York, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The parties hereto consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its mailing address indicated under Section 6(j) hereof (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(j) Notices. All notices, communications or deliveries provided for hereunder must be in writing and will be deemed to have been duly given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via email prior to 5:30 p.m. (New York City time) on any Trading Day; (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Trading Day; (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given, addressed as follows:

if to the Company:	OS Therapies Incorporated
115 Pullman Crossing Road, Suite #103
Grasonville, Maryland 21638
Attention: Paul Romness, Chief Executive Officer
Email: par@ostherapies.com

if to the Stockholders:	At the address and/or email address of each Stockholder set forth on Schedule A attached hereto;

if to the Purchasers:	At the address and/or email address of each Purchaser set forth on the signature pages to the Purchase Agreement;

or as to the Company, any of Stockholders or any of the Purchasers, at such other address as shall be designated by such party in a written notice to the other parties delivered in accordance with this Section 6(j).

(k) Rules of Construction. The parties hereto agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(l) Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a ‘.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such ‘.pdf” signature page was an original thereof.

(m) No Agreement as Director or Officer. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the record or beneficial owner of the applicable Covered Shares, and no Stockholder shall be deemed to be making any agreement in this Agreement in the capacity as a director or officer of the Company or that would limit any Person’s ability to take or fulfill, or refrain from taking or fulfilling, actions, fiduciary duties or other obligations as a director or officer of the Company.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

OS THERAPRIES INCORPORATED

By:
Name:	Paul A. Romness
Title:	Chief Executive Officer

STOCKHOLDERS:

Paul A. Romness

John Ciccio

Avril McKean Dieser

Olivier R. Jarry

Theodore F. Search, Pharm.D.

Robert G. Petit, Ph.D.

Christopher P. Acevedo

[Signature Page to Voting Agreement]

[OS Therapies Voting Agreement – Purchaser Signature Page]

This Agreement is hereby executed as of the date first above written.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Schedule A

Stockholder Name	Owned Shares*	Address

Paul A. Romness	2,248,000 shares of Common Stock held of record by Mr. Romness	115 Pullman Crossing Road, Suite #103 Grasonville, Maryland 21638 Attention: OS Therapies Incorporated

John Ciccio	237,918 shares, consisting of (i) 20,000 shares of Common Stock held of record by Mr. Ciccio, and (ii) 217,918 shares of Common Stock held of record by Mill River Partners LLC, with respect to which Mr. Ciccio shares investment and dispositive power with Dr. Search	115 Pullman Crossing Road, Suite #103 Grasonville, Maryland 21638 Attention: OS Therapies Incorporated

Avril McKean Dieser	2,500 shares shares of Common Stock held of record by Ms. Dieser	115 Pullman Crossing Road, Suite #103 Grasonville, Maryland 21638 Attention: OS Therapies Incorporated

Olivier R. Jarry	-	115 Pullman Crossing Road, Suite #103 Grasonville, Maryland 21638 Attention: OS Therapies Incorporated

Theodore F. Search, Pharm.D.	237,917 shares, consisting of (i) 20,000 shares of Common Stock held of record by Dr. Search, and (ii) 217,917 shares of Common Stock held of record by Mill River Partners LLC, with respect to which Dr. Search shares investment and dispositive power with Mr. Ciccio	115 Pullman Crossing Road, Suite #103 Grasonville, Maryland 21638 Attention: OS Therapies Incorporated

Robert G. Petit, Ph.D.	200,000 shares of Common Stock held of record by Dr. Petit	115 Pullman Crossing Road, Suite #103 Grasonville, Maryland 21638 Attention: OS Therapies Incorporated

Christopher P. Acevedo	100,000 shares of Common Stock held of record by Mr. Acevedo	115 Pullman Crossing Road, Suite #103 Grasonville, Maryland 21638 Attention: OS Therapies Incorporated

*	If any additional shares of Common Stock are owned of record or beneficially by any of the Stockholders as of the date of this Agreement, such shares shall be automatically deemed “Owned Shares” notwithstanding the contents of this Schedule A.